Exhibit 12.1

	COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
						(In thousands except ratios)
Excluding Interest on Deposits
	Six Months
	Ended
	June 30					Year Ended December 31
	2009		2008			2008		2007		2006		2005		2004		2003

										Restated		Restated		Restated		Restated
Income(loss) before income taxes	$(43,175)		$(49,267)			$(135,078)		$54,813		$47,599		$16,876		$27,925		$22,998

Fixed charges
Interest on :
Federal Home Bank advances	1,395		3,150			5,407		4,168		14,354		21,906		20,336		21,842
Other borrowings	899		1,140			2,271		3,214		3,744		1,765		1,051		1,132
Junior subordinated debentures	2,582		3,731			7,353		8,888		8,029		5,453		3,461		1,890
Preferred stock dividend requirement	4,844		-			1,077		-		-		-		-		-
(Pre tax assuming 36% marginal tax rate)
Total fixed charges	9,720		8,021			16,108		16,270		26,127		29,124		24,848		24,864

Earnings (for ratio calculation)	$(33,455)		$(41,246)			$(118,970)		$71,083		$73,726		$46,000		$52,773		$47,862

Ratio of earnings to fixed charges	------	(1)	------		(2)	------	(3)	4.37	x	2.82	x	1.58	x	2.12	x	1.93x

	The earnings coverage for some of these periods was inadequate to cover total fixed charges. The coverage deficiencies were:
(1)	for the six months ended June 30, 2009: $33.5 million
(2)	for the six months ended June 30, 2008: $41.2 million
(3)	for the year ended December 31, 2008: $119.0 million

Including Interest on Deposits
	Six Months
	Ended
	June 30					Year Ended December 31
	2009		2008			2008		2007		2006		2005		2004		2003

Income before income taxes	$(43,175)		$(49,267)			$(135,078)		$54,813		$47,599		$16,876		$27,925		$22,998

Fixed charges
Interest on :
Deposits	44,730		57,628			110,314		129,420		89,987		52,253		35,067		34,984
Federal Home Bank advances	1,395		3,150			5,407		4,168		14,354		21,906		20,336		21,842
Other borrowings	899		1,140			2,271		3,214		3,744		1,765		1,051		1,132
Junior subordinated debentures	2,582		3,731			7,353		8,888		8,029		5,453		3,461		1,890
Preferred stock dividend requirement	4,844		-			1,077		-		-		-		-		-
(Pre tax assuming 36% marginal tax rate)
Total fixed charges	54,450		65,649			126,422		145,690		116,114		81,377		59,915		59,848

Earnings (for ratio calculation)	$11,275		$16,382			$(8,656)		$200,503		$163,713		$98,253		$87,840		$82,846

Ratio of earnings to fixed charges	0.21x		0.25	x		------	(4)	1.38	x	1.41	x	1.21	x	1.47	x	1.38x

	The earnings coverage for some of these periods was inadequate to cover total fixed charges. The coverage deficiencies were:
(4)	for the year ended December 31, 2008: $8.7 million

	COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
						(In thousands except ratios)
Excluding Interest on Deposits
	Six Months
	Ended
	June 30					Year Ended December 31
	2009			2008		2008	2007		2006		2005		2004		2003

									Restated		Restated		Restated		Restated
Income(loss) before income taxes	$ (43,175)			$(49,267)		$(135,078)	$54,813		$47,599		$16,876		$27,925		$22,998
less: Goodwill impairment	-			50,000		121,121	-		-		-		-		-
Adjusted income(loss) before taxes	(43,175)			733		(13,957)	54,813		47,599		16,876		27,925		22,998

Fixed charges
Interest on :
Federal Home Bank advances	1,395			3,150		5,407	4,168		14,354		21,906		20,336		21,842
Other borrowings	899			1,140		2,271	3,214		3,744		1,765		1,051		1,132
Junior subordinated debentures	2,582			3,731		7,353	8,888		8,029		5,453		3,461		1,890
Preferred stock dividend requirement	4,844			-		1,077	-		-		-		-		-
(Pre tax assuming 36% marginal tax rate)
Total fixed charges	9,720			8,021		16,108	16,270		26,127		29,124		24,848		24,864

Earnings (for ratio calculation)	$ (33,455)			$8,754		$2,151	$71,083		$73,726		$46,000		$52,773		$47,862

Ratio of earnings to fixed charges	------		(1)	1.09	x	0.13 [x]	4.37	x	2.82	x	1.58	x	2.12	x	1.93	x

	The earnings coverage for some of these periods was inadequate to cover total fixed charges. The coverage deficiencies were:
(1)	for the six months ended June 30, 2009: $33.5 million

Including Interest on Deposits
	Six Months
	Ended
	June 30					Year Ended December 31
	2009			2008		2008	2007		2006		2005		2004		2003

Income before income taxes	$ (43,175)			$(49,267)		$(135,078)	$54,813		$47,599		$16,876		$27,925		$22,998
less: Goodwill impairment	-			50,000		121,121	-		-		-		-		-
Adjusted income(loss) before taxes	(43,175)			733		(13,957)	54,813		47,599		16,876		27,925		22,998

Fixed charges
Interest on :
Deposits	44,730			57,628		110,314	129,420		89,987		52,253		35,067		34,984
Federal Home Bank advances	1,395			3,150		5,407	4,168		14,354		21,906		20,336		21,842
Other borrowings	899			1,140		2,271	3,214		3,744		1,765		1,051		1,132
Junior subordinated debentures	2,582			3,731		7,353	8,888		8,029		5,453		3,461		1,890
Preferred stock dividend requirement	4,844			-		1,077	-		-		-		-		-
(Pre tax assuming 36% marginal tax rate)
Total fixed charges	54,450			65,649		126,422	145,690		116,114		81,377		59,915		59,848

Earnings (for ratio calculation)	$ 11,275			$66,382		$112,465	$200,503		$163,713		$98,253		$87,840		$82,846

Ratio of earnings to fixed charges	0.21	x		1.01	x	0.89 [x]	1.38	x	1.41	x	1.21	x	1.47	x	1.38	x